Exhibit 99.2

Farncombe France SARL

Financial accounts

As of ended December 31, 2014

Cabinet NAC SARL 33, rue de Miromesnil – 75008 Paris - France Tel : +33 1 53 30 73 30 / Fax : +33 1 53 30 73 31 contact@nacaudit.com

Farncomb France SARL
To the shareholders
243 rue de Vaugirard
75015 Paris

Paris, October 5th, 2015

Independent Auditors’ Report

To the Board of France Farncombe SARL,

In accordance with our engagement letter dated of May 04, 2015 and the complementary engagement letter on September 21, 2015; we have audited the accompanying financial statements of Farncombe France SARL for the year ended 31 December 2014, which comprise the Balance Sheet, the related Profit and Loss Account, and Cash Flows.

This report has been performed according the acquisition project from Cartesian of Farncombe France entity’s shares.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in France and with International Standards on Auditing (ISA); this includes the design, implementation, and maintenance of Internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatements, whether due to fraud or error.

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in France and in accordance with the US GAAS standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

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Auditors' Responsibility

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgement, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's Internal Control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Farncombe France SARL as of December 31, 2014, and the profits of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

Cabinet NAC
/s/ Samuel Najarian

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Balance sheet as of December 31, 2014

In Thousands of euros		As at Dec 31, 2014
Non-Current assets
Fixtures, fittings and equipment	(1.2)	2,0
		2,0
Current assets
Trade debtors	(1.3)	624,0
Rent deposit	(1.4)	9,6
VAT assets	(1.5)	79,2
Loan to Farncombe Technologie	(1.11)	98,9
Cash at bank and in hand	(1.6)	175,4
		987,1
Creditors : due within one year
Trade creditors	(1.8)	129,6
PAYE & NI	(1.9)	143,6
VAT Liability	(1.5)	75,3
Accruals(1.9)	27,0
Other creditors	(1.10)	5,4
Shareholders current account	(1.11)	6,0
		386,9

Net current assets		600,2

Total assets less current liabilties		602,2
Income Tax (+receivable/-debt)	(1.5)	40,8
Deferred taxation		0

Net assets		643,0

Equity
Called up share capital	(1.7)	377,5
Profit and loss account		265,5
Shareholders’ funds		643,0

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Profit & Loss as of December 31, 2014

In Thousands of euros		As at Dec 31, 2014
Revenue
Third party sales		1 373,3
Interdivisional sales		364,0

TOTAL REVENUE	(1.12)	1 737,3

Cost of sales
Third party cost of sales		452,9
Interdivisional cost of sales		202,9

Gross profit/(loss)		1 081,5

Administrative expenses	(1.13)	168,7
Tax expenses	(1.13)	11,7
Salaries, wages	(1.13)	609,0

Operating Profit/(loss)	(1.15)	292,1

Depreciation		0,5

Profit (-) / Loss(+) on disposal of fixed assets (1.14)		2,3

Interest		0,2
Gain & Lost exchange

Profit/(Loss) on ordinary activities before taxation		289,1

Tax on profit/(loss) on ordinary activities (1.15)		23,6

Profit/(Loss) on ordinary activities after taxation		265,5

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Statement of Cash Flows

In thousands of euros	Dec 31, 2014
Cash flow from operating activities
Operating (loss)/profit	265,5
Reconciliation to cash generated from operations:
Depreciation	0,5
Decrease/(increase) in debtors	-331,8
(Decrease)/increase in creditors	79,2
13,4
Investing activities
Purchase of intangible fixed assets	-1,9
Proceeds from sale of tangible fixed assets -	2,3
0,4
Financing activities
Interest paid	-0,2
Tax paid	23,6
Dividends paid -	0
23,4
Net increase/(decrease) in cash	37,2
Cash at bank and in hand less overdrafts at 1 January	138,2
Cash at bank and in hand less overdrafts at 31 December	175,4
Consisting of:
Cash at bank and in hand	175,4

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Disclosures

The total of balance sheets represents 643,0 thousands of euros, and the result of the year represents 265,5 thousand of euros with a total of turnover of 1.737,3 thousand of euros.

1.1	Summary of significant accounting policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in France and IFRS. No major adjustment has been identified between French GAAP and IFRS.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Turnover

Turnover represents the value, net of value added tax and discounts, of goods provided to customers and work carried out in respect of services provided to customers.

Fixed assets

Property and equipment are stated at cost.

Expenditures for repairs and maintenance are charged to expense as incurred.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Depreciation

Depreciation has been provided at the following rates in order to write off the assets over their estimated useful lives.

Tangible assets: 3 years straight-line

Deferred taxation

Full provision is made for deferred taxation resulting from timing differences between the recognition of gains and losses in the accounts and their recognition for tax purposes.

Deferred taxation is calculated on an un-discounted basis at the tax rates which are expected to apply in the periods when the timing differences will reverse.

As the end of the year ended December 31, 2014, no deferred tax has been booked, as the management has not identified any specific deferred tax.

Pension

No pension has been estimated or booked in the entries. The staff is young and new, so the total amount to be booked would be not material.

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1.2	Non-current assets

In thousands of euros	Dec 31, 2013	+	-	Dec 31, 2014
Tangible assets	6,5	1,9	2,6	5,8
Amortization of tangible assets	-3,7	-0,5	-0,4	-3,8
Total	2,8	1,4	2,2	2,0

1.3	Accouts receivables

In thousands of euros	Dec 31, 2014 (A)
Accounts receivables	614,0
AR – to be billed	10,0

1.4	Rent deposit

In thousand of euros	Dec 31, 2013	+	-	Dec 31, 2014
Rent deposit	9,8	0	0,2	9,6
Total Rent deposit	9,8	0	0,2	9,6

The financial assets are the guarantee given for the office’s rental. This amount is in accordance with the contract signed with the owner and with the yearly adjustment.

1.5	Tax

In thousands of euros (- debit + credit)	Dec 31, 2014
VAT to be paid	-75,3
VAT to be received	79,2
Income TAX	40,8

Total Tax	44,7

VAT to be paid or to be receied

The VAT in France represents 20% tax on products.

The VAT on receivables should be paid when the receivable has been received. The same position for the VAT to be paid, the payment will be done when the payables have been paid.

Income tax

Income tax represents in France 15% for the first 38.120 euro of benefits. After this level, the rate is 33,33%.

The amount of the income tax for the year 2014 is 91,5 thousand of euros.

The government propose a reduction for companies who invest in the research of new technology called Tax credit on research (Crédit impôt Recherche - CIR)

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For information, this credit for the year 2012 for a total of 40,9 thousand of euros has not received yet. The local manager has obtained the following information that the file is approved by the tax department, and the amount is in process, and should be paid.

The risk, in case of control is the total amount of CIR for the year 2012, 2013, and 2014, which represent a total of amount of 156,0 thousand of euros.

1.6	Cash

In thousands of euros	Dec 31, 2014 (A)

Bank accounts	175,4
Total	175,4

1.7	Shareholders’ equity

In thousands of euros	Dec 31, 2013	Results of the year	Other	Dec 31, 2014
Equity	2,0			2,0
Legal report	0,2			0,2
Report	171,3	204,1		375,4
Net income of the year	204,1	-204,1	265,5	265,5

Total	377,6	0,0	265,5	643,1

The nominal value of the shares is ONE euros. The number of shares is: 2.000.

1.8	Accounts Payables

In thousands of euros	Dec 31, 2014 (A)
Accounts payables	115,3
AP – To be received	14,3
Total AP	129,6

1.9	Social tax

In thousands of euros (- debit + credit)	Dec 31, 2014
Salaries	0,1
Accruals vacations	27,0
Social Tax	89,3
Bonus	15,1
Accruals Social tax - manager	39,1
Total social tax	170,6

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Accruals – vacations

The evaluation at year end of this provision is in accordance with French law.

Management Social tax

The manager wages for the year 2014 represent 106,4 thousand of euros, and social tax related to its wages represent 37,4 thousand of euros. The total cost for the manager is 143,8 thousand of euros for the year 2014.

To be noted that when managers (gérant) hold more than 50% of shares of the company, the treatment of their social tax is independent from the employees.

1.10	Other payables

In thousands of euros (- debit + credit)	Dec 31, 2014

Others	- 5,4
Total	- 5,4

1.11	Shareholders’ accounts

In thousands of euros (- debit + credit)	Dec 31, 2014

C/C Lionel Tranchard	- 6,0
Farncomb Technologie	98,9
Total	92,9

1.12	Revenue and margin

In thousands of euros	Dec 31, 2014
Revenue
Third party sales	1 373,3
Interdivisional sales	364,0

TOTAL REVENUE	1 737,3

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Gross profit

In thousands of euros	Dec 31, 2014
TOTAL REVENUE	1 737,3
Third party cost of sales	452,9
Interdivisional cost of sales	202,9

Gross profit/(loss)	1 081,5

Increase of the gross profit is mainly due to the business realized with the Farncomb Group.

1.13	Operating profit

In thousands of euros	Dec 31, 2014
K €

Administrative expenses	168,7
Tax expenses	11,7
Salaries, wages	609,0

Operating profit	292,1

Administrative expenses

In thousands of euros	Dec 31, 2014
Office rental	41,2
Outpocket expenses	96,1
Fees	10
Telecom	7,1
Bank fees	3,8
Other	10,5
Total	168,7

Tax expenses

In thousands of euros	Dec 31, 2014
Employee tax	3,1
Rental tax	3,9
Other tax	0,6
Total	11,7

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Salaries, wages

In thousands of euros	Dec 31, 2014
Employees salaries	329,3
Employees salaries tax	123,7
Management salaries	106,4
Management salaries tax	49,5
Total	609,0

Farncombe France SARL hires 6 employees which represent a global cost of 452 thousand of euros.

The 2 managers’ wages represents a total of 155 thousands euros by the year.

1.14	Exceptional result

In thousands of euros	Dec 31, 2014
Exceptional result	-2,3

1.15	Tax income

In thousands of euros	Dec 31, 2014
Tax income	90,1
Credit tax income	-66,5
Total	23,6

1.16	Net income

In thousands of euros	Dec 31, 2014
K €
Profit/(Loss) on ordinary activities before taxation	289,1

Tax on profit/(loss) on ordinary activities	23,6

Profit/(Loss) on ordinary activities after taxation	265,5

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